Exhibit 4.1
NINTH AMENDMENT TO
 SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
This NINTH AMENDMENT TO SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of December 1, 2016 (this "Amendment") is made among Comenity Bank (formerly known as World Financial Network Bank), a Delaware state chartered bank, as Servicer (the "Servicer"), WFN Credit Company, LLC, a Delaware limited liability company, as Transferor  (the "Transferor"), and MUFG Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A. ("BNYM"), formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company), a national banking association, as Trustee (the "Trustee") of World Financial Network Credit Card Master Trust, to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among the Servicer, the Transferor and the Trustee (as amended, the "Pooling Agreement").  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Pooling Agreement.
WHEREAS, the parties hereto are party to the Pooling Agreement and desire to amend the Pooling Agreement in certain respects as set forth herein;
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1.  Amendment.  The last sentence of Section 4.2 of the Pooling Agreement is hereby amended and restated in its entirety to read as follows:
"On any Transfer Date on which one or more Series is in an Amortization Period, Servicer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and Servicer shall instruct Trustee to withdraw such amount from the Excess Funding Account on such Transfer Date up to an amount equal to the amount on deposit in the Excess Funding Account after application of the preceding sentence on that day and allocate such amount among each such Series as specified in each related Supplement."
SECTION 2.  Conditions to Effectiveness.  This Amendment shall become effective on the date (the "Effective Date") upon which (i) each of the parties hereto receive counterparts of this Amendment, duly executed and delivered by each of the parties hereto and (ii) each of the conditions precedent described in Section 13.1(a) of the Pooling Agreement are satisfied.
SECTION 3.  Effect of Amendment; Ratification.  (a) On and after the Effective Date, this Amendment shall be a part of the Pooling Agreement and each reference in the Pooling Agreement to "this Agreement" or "hereof," "hereunder" or words of like import, and each reference in any other Transaction Document to the Pooling Agreement shall mean and be a reference to the Pooling Agreement as amended hereby.
(b) Except as expressly amended hereby, the Pooling Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

Ninth Amendment to Pooling Agreement (Trust I)

SECTION 4.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.
SECTION 5.  Section Headings.  Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
SECTION 6.  Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Counterparts of this Amendment may be delivered by facsimile or electronic transmission.
SECTION 7.  Trustee Disclaimer.  Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.
[Signature Page Follows]

2	Ninth Amendment to Pooling Agreement (Trust I)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
WFN CREDIT COMPANY, LLC

By:  /s/ Michael Blackham
Name:  Michael Blackham
Title:  Treasurer

MUFG UNION BANK, N.A., as Trustee

By:    /s/ Marion Zinowski
Name:  Marion Zinowski
Title:  Vice President

COMENITY BANK

By:   /s/ Randy J. Redcay
Name:  Randy J. Redcay
Title:  Chief Financial Officer

Ninth Amendment to Pooling Agreement